As filed with the Securities and Exchange Commission on June 19, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

THE BLACKSTONE GROUP L.P.
(Exact name of registrant as specified in its charter)

Delaware	20-8875684
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

345 Park Avenue, New York, New York	10154
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Units Representing Limited Partner Interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.☐

Securities Act registration statement file number to which this form relates (if applicable): 333-141504

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.                    Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests (the “Common Units”), of The Blackstone Group L.P. (the “Registrant”) will be contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form S-1 (File No. 333-141504) relating to the Common Units, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the “Prospectus”).  The description of the Common Units contained in the Prospectus under the headings “Conflicts of Interest and Fiduciary Responsibilities”, “Description of Common Units” and “Material Provisions of The Blackstone Group L.P. Partnership Agreements” is hereby incorporated by reference into this Form 8-A.

Item 2.                    Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE BLACKSTONE GROUP L.P.
	By:	Blackstone Group Management L.L.C., its general partner

Date: June 19, 2007	By:	/s/ Robert L. Friedman
Name: Robert L. Friedman
Title: Chief Legal Officer